Exhibit 99.1

First Foundation to Acquire Two Branches in Orange County

October 3, 2016 (IRVINE, CA) – First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, today announced that First Foundation Bank has entered into a definitive agreement to acquire two branches from Pacific Western Bank (the “Transaction”). The branches are located in Laguna Hills and Seal Beach, California (the “Branches”).

Currently, the deposits of the Branches total approximately $200 million.  No loans are being acquired in connection with the Transaction. The Transaction is expected to be completed before the end of the year subject to regulatory approval and customary closing conditions.

“We’re thrilled to be expanding our footprint in Orange County and look forward to welcoming our new client and employees to the First Foundation family,” said Scott F. Kavanaugh, CEO of First Foundation Bank.

Upon the closing of the Transaction, First Foundation Bank will operate a total of eleven branches, nine of which are located in California.

“This expansion was a natural fit, given our shared community-driven and people-focused approach to banking,” said David DePillo, President of First Foundation Bank. “We are excited by the growth opportunities that result from the acquisition and teams from both firms are collaborating to ensure a seamless transition for the customers, employees, and the community.”

About First Foundation

First Foundation, a financial institution founded in 1990 provides private wealth management, personal banking, and business banking. The Company has offices in California, Nevada, and Hawaii with its headquarters in Irvine, California. For more information, please visit www.ff-inc.com.

Contact

First Foundation Inc.

John Michel

Chief Financial Officer

949-202-4160

jmichel@ff-inc.com

First Foundation Inc.

Tyler Resh

Director of Marketing and Strategy

949-202-4131

tresh@ff-inc.com

Forward-Looking Statements

This news release includes certain forward-looking statements about First Foundation and the proposed purchase and assumption transaction that are intended to be covered by the safe harbor provided in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." The forward looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward looking statements contained in this news release and could cause us to make changes to our future plans. These risks and uncertainties include, but are not limited to, the ability of First Foundation and Pacific Western Bank to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the receipt of required regulatory approvals or the satisfaction of other customary closing conditions; the costs associated with the transaction or the time needed to complete the transaction being greater than expected, and other risks that are described in our public filings with the Securities and Exchange Commission. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in Item 1A, entitled “Risk Factors” in our 2015 Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that we filed with the SEC on March 15, 2016, and other documents we file with the SEC from time to time. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2015 Annual Report on Form 10-K, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.